UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                     Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	RELV	NASDAQ Capital Market

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 4, 2020, the Company executed a promissory note dated April 20, 2020 (“SBA Note”) in the amount of $862,000 with Enterprise Bank and Trust under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration. The Company executed the SBA Note on May 4, 2020 and received total proceeds of $862,000 under the SBA Note on that date. In accordance with the requirements of the CARES Act, the Company will use proceeds from the SBA Note primarily for payroll costs. The SBA Note is scheduled to mature on April 20, 2022 and has a 1.00% interest rate and is subject to the terms and conditions applicable to loans administered by the U.S. Small Business Administration under the CARES Act.

The foregoing description of the SBA Note is qualified in its entirety by reference to the Note filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Promissory Note between Enterprise Bank and Trust and Reliv International, Inc. dated April 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Reliv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 6, 2020.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

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